UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

STEEL PARTNERS HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Units, no par value	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2022, Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”), held its Annual Meeting of Limited Partners (the “Annual Meeting”), at which unitholders of the Company approved the Company’s Ninth Amended and Restated Agreement of Limited Partnership (the “Amended LP Agreement”). The Amended LP Agreement provides for a three-year extension of the provision designed to protect the tax benefits of the net operating loss carryforwards of the Company’s subsidiaries and portfolio companies.

The material terms of the amended provision in the Amended LP Agreement are described in Proposal No. 4 in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2022, which is incorporated herein by reference. On June 1, 2022, immediately following the Special Meeting, Steel Partners Holdings GP Inc., the Company’s general partner (the “General Partner”), entered into the Amended LP Agreement.

The above description of the Amended LP Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended LP Agreement, which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. Additionally, a copy of the Amended LP Agreement, marked to show changes, is attached as Exhibit 3.2 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, unitholders were asked to vote on four proposals; set forth below are the matters acted upon by the unitholders at the Annual Meeting and the final voting results of each such proposal.

A total of 20,715,251 common limited partnership units of the Company (the “LP Units”) were entitled to vote as of April 4, 2022, the record date for the Annual Meeting. There were 18,581,469 LP Units present in person or by proxy at the Annual Meeting, representing approximately 89.7% of the LP Units entitled to vote.

Proposal 1

The unit holders elected each of the six independent directors to serve on the Board of Directors of the General Partner until the 2023 annual meeting of limited partners or until such director’s successor is elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
John P. McNiff	17,463,820	107,797	1,009,852
General Richard I. Neal	17,463,829	107,788	1,009,852
Lon Rosen	17,500,558	71,059	1,009,852
Eric P. Karros	17,464,007	107,610	1,009,852
James Benenson III	17,500,578	71,039	1,009,852
Rory H. Tahari	17,500,558	71,059	1,009,852

Proposal 2

The unitholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	16,679,797
Against	310,887
Abstain	580,933
Broker Non-Votes	1,009,852

Proposal 3

The unitholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	18,567,117
Against	1,044
Abstain	13,308

Proposal 4

The unitholders approved the amendment and restatement of the Company’s Eight Amended and Restated Agreement of Limited Partnership to provide for a three-year extension of the provision designed to protect the tax benefits of the net operating loss carryforwards of our subsidiaries and portfolio companies.

For	16,097,951
Against	1,471,560
Abstain	2,106
Broker Non-Votes	1,009,852

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Ninth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of June 1, 2022.
3.2	Ninth Amended and Restated Agreement of Limited Partnership of Steel Partners Holdings L.P., dated as of June 1, 2022 (marked).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2022	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Jason Wong
Jason Wong
Chief Financial Officer

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